Exhibit 10.8

AMENDED AND RESTATED

PROMISSORY NOTE AND SECURITY AGREEMENT

$1,000,000.00

Atlanta, Georgia
Feb. 8, 2005

This Amended and Restated Promissory Note and Security Agreement (the “Agreement”) amends and restates that certain Promissory Note and Security Agreement by Davis Family Holdings, LLC (“Maker”) in favor of TRX, Inc., a Georgia corporation (“Holder”) dated May 23, 2001.

FOR VALUE RECEIVED, Maker hereby promises to pay to the order of Holder, the principal sum of One Million and 00/100 Dollars ($1,000,000.00), (the “Principal Sum”) in legal tender of the United States of America for the payment of debts and dues, public and private, with interest on the unpaid principal balance thereof until paid from May 23, 2001 at the interest rate of 6.0% per annum compounded annually. Payment of the Principal Sum and all accrued interest shall be due and payable in full upon the earlier to occur of (i) in the event that Holder has engaged in an initial public offering whereby common stock of Holder is available for purchase by the public, thirty (30) days after the first date that (x) Maker and/or its affiliates are able, without legal or contractual restrictions, to sell shares of Holder’s common stock to the public and (y) such shares have a value of no less than $15.00 per share; or (ii) the date the employment of Norwood H. Davis, III with Holder is terminated for any reason. Upon the final payment of all amounts due under this Agreement, Holder agrees to immediately return the Agreement to Maker so that it may be marked “canceled.”

Principal and interest are payable at 6 W. Druid Hills Drive, Atlanta, Georgia, 30329 or at such other place as the Holder hereof may designate in writing.

In the event Maker fails to pay any amount due and payable hereunder and within ten (10) days of receipt of written notice from Holder of such failure does not cure such failure (a “Default”), and in the event Maker fails to cure the Default, Holder may, at its sole option, accelerate the Agreement and in such event all amounts of interest and outstanding principal shall become immediately due and payable. Failure of the Holder to exercise any right hereunder, or indulgence granted by the Holder from time to time, shall in no event be considered as a waiver of any right of the Holder or prevent the Holder from exercising any of its rights. Interest will accrue at 12% per annum after a Default compounded annually.

Maker, in addition to payment of all sums due hereunder, shall pay Holder all costs and expenses, including reasonable attorneys’ fees, incurred in seeking enforcement of this Agreement. Amounts due hereunder may be prepaid at any time without penalty, but any prepayment shall be first applied to the extent thereof to accrued but unpaid interest on the outstanding principal balance, then to costs and expenses incurred by Holder in seeking enforcement of this Agreement, including reasonable attorneys’ fees, with the remainder, if any, to be applied to the outstanding principal balance.

As security for the payment of the obligations of Maker under this Agreement (the “Obligations”), as of May 23, 2001 Maker grants to Holder a continuing, general lien upon and security interest and title in and to 90,040 shares of common stock of Maker issued to Maker by Holder pursuant to the Subscription Agreement dated May 23, 2001 (the “Shares”). Upon payment by Maker of a portion of the Principal Sum, Maker has the right to request that the Company release a number of shares being held as security hereunder.

The certificate evidencing the Shares (Certificate No. 35), duly indorsed, has been delivered to and is being held by or on behalf of the Holder pursuant to the terms hereof. Unless a Default under this Agreement shall have occurred and be continuing: (i) Maker shall be entitled to exercise or refrain from exercising any and all voting and other rights pertaining to the Shares; (ii) Maker shall be entitled to receive and retain any and all dividends and interest in respect of the Shares; and (iii) Holder shall execute and deliver (or cause to be executed and delivered) such proxies and other instruments as Maker may reasonably request for the purpose of enabling Maker to exercise the voting and other rights and to receive dividends as authorized above. Holder agrees that Holder will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Shares, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Shares, except for the security interest under this Agreement. Upon the earlier of the final payment of all amounts due under this Agreement or the termination of this Agreement, Holder shall redeliver the certificates evidencing the Shares to Maker, duly indorsed, and shall execute such documents as Maker shall reasonably request to evidence the termination of the security interest hereunder.

Upon the occurrence or existence of any Default, or at any time thereafter, subject only to prior receipt by Holder of payment in full of all Obligations then outstanding, Holder shall have all of the rights and remedies described below, and Holder may exercise anyone, more or all of such remedies, in its sole discretion.

Holder shall have all of the rights and remedies of a secured party provided by law including, without limitation, those provided under Official Code of Georgia, Title 11, as in effect on May 23, 2001, whether or not provided under applicable law at the time of exercise, and such rights and remedies under Official Code of Georgia, Title 11 are incorporated herein and made a part of the Agreement by this reference.

Upon the occurrence of any Default, Holder is authorized at any time and from time to time, without notice to or demand upon Maker to charge any and all indebtedness at any time owing by Holder to or for the credit of or the account of Maker against any and all of the Obligations, irrespective of whether or not Holder shall have made any demand for payment and although such obligations may be unmatured.

Maker hereby waives (a) all rights which Maker has or may have under and by virtue of the Official Code of Georgia Title 44, Chapter 14, and any federal, state, county or municipal statute, regulation, ordinance, constitution, or charter, existing as of May 23, 2001 or thereafter, similar in effect thereto, as determined by Holder in its sole discretion, including, without limitation, any right of Maker to notice and to a judicial hearing prior to seizure by Holder of any of the Shares; and (b) presentment, demand, protest, and notice of demand, protest and non-payment, with respect to any Shares. In addition, Maker waives any right which it had as of

May 23, 2001 or may have under Official Code of Georgia, Title 11, Chapter 9-404(1) or any other applicable statute or law to have Holder file UCC termination statements with respect to the Shares, or any part thereof, and Maker further agrees that Holder shall not be required to file such UCC termination statements unless and until all Obligations have been paid in full.

Maker irrevocably designates and appoints Holder its true and lawful attorney-in-fact either in the name of Holder or Maker to ask for, demand, sue for, collect, compromise, compound, receive, receipt for and give acquittances for any and all sums owing or which may become due upon any items of the Shares and, in connection therewith, to take any and all actions as Holder may deem necessary or desirable in order to realize upon the Shares including, without limitation: (i) power to receive, endorse, assign or deliver in the name of Maker any checks, drafts, acceptances, notes, money orders or other instruments received in payment of, or on account of, the Shares, and Maker hereby waives presentment, demand, protest and notice of demand, protest and non-payment of any instrument so endorsed; and (ii) power to sign in Maker’s name any documents necessary to transfer title to the Shares to Holder or any third party. All acts of said power of attorney are hereby ratified and approved and Holder shall not be liable for any mistake of law or fact made in connection therewith. This power of attorney is coupled with an interest and shall be irrevocable so long as any amounts remain unpaid on any of the Obligations. Holder shall not be under any duty to exercise any such authority or power.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

IN WITNESS WHEREOF, Maker has executed this Agreement by its duly authorized officers as of the date first above written.

DAVIS FAMILY HOLDINGS, LLC

By:	/s/ Norwood H. Davis, III

Name:	Norwood H. Davis, III
Its:	Manager

Acknowledged & Agreed:

TRX, INC.

By:	/s/ Mike Buckman
Name:	Mike Buckman
Its:	Chairman

STOCK POWER

FOR VALUE RECEIVED, Davis Family Holdings, LLC hereby sells, assigns and transfers unto TRX, Inc., a Georgia corporation (the “Company”) 90,040 shares of the common stock of the Company standing in the name of Davis Family Holdings, LLC on the books of the Company represented by Certificate No. 35 herewith and does hereby irrevocably constitute and appoint Timothy J. Severt, Secretary of the Company, to transfer the said shares on the books of the Company with full power of substitution in the premises.

Dated: February 8, 2005.

DAVIS FAMILY HOLDINGS, LLC

By:	/s/ Norwood H. Davis, III
Name:	Norwood H. Davis, III
Title:	Managing Member

In the Presence of:

/s/ Mike Buckman